                                                                   EXHIBIT 10.24

            TECHNOLOGY TRANSFER PURCHASE AND ROYALTY FEE AGREEMENT


     THIS AGREEMENT, entered into this 30th day of September, 1997 by and between Allied Technology Group, Incorporated, hereinafter refer to as "ATG", with office at 47375 Fremont Boulevard, Fremont, California 94538 and Regent Star Ltd, hereinafter refer to as "Purchaser", with office at 239 Wing Lok Street, 19/F, Hong Kong.

                                   WITNESSETH


     WHEREAS, the parties have entered into a Non-Disclosure Agreement, and hereby reaffirm the content and affect of the same as part of this Agreement; and

     WHEREAS, ATG has acquired, developed, permitted and constructed a "vitrification" system, hereinafter referred to as the "SafGlas system", which is used to volume reduce selected materials, and to volume reduce and stabilize certain hazardous, mixed and low-level nuclear materials. ATG also applies other non-vitrification, non-thermal, waste treatment and recycling systems and processes in its business; and

     WHEREAS, ATG has been operating a permitted facility in the city of Richland, Washington since 1989, for the processing and treatment of low level nuclear material, and another permitted facility in the city of Fremont, California since 1995, for the recycling of spent fluorescent lamps. ATG has designed, permitted, constructed and operated all such equipments and processes at its facilities. The glassmelter in Richland, the mercury retort unit in Fremont, various commercial grade equipment and components are purchased from industry vendors and suppliers, and therefore are not subject to the technology transfer agreement. "Technology" is defined as: (1) the SafGlas system except the glassmelter and other commercial grade equipments, (2) ATG Supercompaction system, (3) ATG Fluorescent Lamp recycling system, (4) ATG waste processing know-how, operating and safety procedures, and licensing expertise, and (5) process design and technical drawings, with the exception of commercial grade equipment and instruments and (6) Technology is intended for commercial and industrial use only, and does not include any application for military and defense use; and

     WHEREAS, Purchaser is in the business of international trading and has experience in both manufacturing and trading with mainland China and Taiwan. Purchaser also has technical knowledge and experiences in managing construction and operation of manufacturing and processing plants in Asia. Purchaser is interested to form a business venture with ATG to promote ATG technology and business in mainland China and Taiwan.

     CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     WHEREAS, Purchaser desires to acquire ATG's treatment processes and technology on an exclusive basis in Taiwan, Hong Kong, Macau and mainland China. "Exclusive Territory" is therefore defined as Taiwan, Hong Kong, Macau and the Peoples Republic of China. Purchaser desires to sell ATG product and services and to apply such ATG treatment processes and technology within the Exclusive Territory. Any other territories outside of the Exclusive Territory is not included in the Agreement, any marketing and/or use of the technology by the Purchaser, its associate companies, or its teaming partners, are therefore specifically prohibited;

     WHEREAS, the parties hereto desire to associate themselves with each other for the purpose of marketing and/or use of the Technology in the Exclusive Territory. The Purchaser may include other individuals or companies in the Exclusive Territory from time to time. Any teaming partner Purchaser wishes to add to its team requires ATG's prior written approval and acceptance. Purchaser shall not sublicense or transfer any ATG technology to any third party;

     WHEREAS, the parties acknowledge that this Agreement supersedes any and all other negotiation or agreements.

     NOW THEREFORE, in consideration of the promises, mutual agreements and covenants hereinabove and hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

     1. Purchaser hereby purchases the Technology from ATG which includes the design, engineering data and drawing, calculations, license application, operating procedures. In consideration of the receipt of such Technology, Purchaser shall pay ATG as follows:

            SafGlas Waste Processes:              $       [*]
            Fluorescent Lamp Recycling System:            [*]
            Operating Procedures:                         [*]
            Total Amount:                         $1,000,000

     2. ATG Asia Ltd shall be solely responsible for providing all initial marketing expenses, office space and other related administrative costs. ATG will be responsible for all costs, including travel cost, relating to engineering support and technical presentations in the initial marketing of ATG Technology in the Exclusive Territory.

    [*] CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     3. A new business entity, ATG Asia Ltd., shall be formed in Hong Kong as soon as all documents are executed. Purchaser shall be responsible for all marketing and ATG shall provide technical support to Purchaser. ATG shall have no capital ownership of the newly form entity. However, ATG shall be paid [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] percent ([CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]%) of any profit generated by ATG Asia Ltd. Such amount shall be paid annually, ATG shall have the right to audit and inspect the books and record of ATG Asia Ltd. In addition, Purchaser shall provide ATG Asia Ltd's quarterly financial statements to ATG within forty five (45) days from the end of the quarter. This Agreement will cover new contracts within the Exclusive Territory, regardless the location where waste material may be processed. Purchaser will conduct all business related to ATG Technology, products and services under ATG Asia Ltd only, and will not conduct any related business under any other business entity or trade names.

     4. In consideration of the Technology and know-how provided by ATG, ATG Asia Ltd will pay a royalty of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] percent ([CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] to ATG, of any sales relating to vitrification system & products. This royalty fee of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] percent shall not put ATG products noncompetitive in the Exclusive Territory, or shall be renegotiated in good faith.

     5. ATG may terminate the Agreement if total sales in the Exclusive Territory is less than $[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in the first 24 months. Upon receipt of the termination notice, Purchaser shall immediately return all technical data and all other documents related to ATG Technology in Purchaser's possession, and shall not use any of the ATG Technology anywhere after termination. Upon termination, ATG Asia Ltd shall be dissolved, any outstanding profits due ATG shall be distributed upon dissolution.

     6. Purchaser shall buy all of its products and services from ATG on an exclusive basis whenever ATG price is competitive. ATG shall sell its products and services to the Purchaser at the same commercial price ATG offers its clients in the United States, from either the ATG commercial catalog price list or from government approved rates, wherein applicable.

     7. ATG Asia Ltd shall arrange all construction financing, and shall also arrange letter of credits in U.S. dollars to cover all ATG products. Such letter of credits shall be acceptable to ATG' 5 commercial bank and/or major material suppliers. Depending on the size of the contract, normal commercial volume discount shall be available to ATG Asia Ltd

     8. A TG Asia Ltd may reference and disclose ATG' 5 track record and experience in the marketing of ATG products and services, only according to materials provided by ATG. All announcements for the general public require ATG's prior written approval.

     9. ATG shall be solely responsible for its facility-specific permitting as necessary to support any R&D, or process demonstration required to be conducted in the U.S.

     10. During normal office hour, and upon reasonable prior notice to ATG, Purchaser and its clients may tour ATG's facilities. Foreign nationals may be subject to certain applicable rules and regulations, certain property, area, equipment or documents may or may not be available for inspection.

     11. The parties agree that the exclusive agreement and its exclusive arrangements are applicable to both parties. As such, Purchaser and its teaming partners will not represent, market or use other competing technology, product and services offered by ATG's competitors in the Exclusive Territory. ATG will not sell or provide any ATG products or services to any party other than the Purchaser or ATG Asia.

     12. All technical and engineering personnel shall be provided or appointed by ATG. Purchaser shall assist ATG in the recruitment of local subcontractors. Purchaser shall not modify, change or disassemble any ATG equipment or processes without ATG's prior approval. All replacement parts must be approved by ATG technical personnel.

     13. The parties agree that Purchaser shall focus its marketing efforts in the commercial power industry, nuclear or non-nuclear, chemical plants, oil and gas industry for the ATG products and services. Purchaser agrees that should it choose not to pursue a business opportunity when offered, then ATG may pursue such business opportunity(s) so declined by Purchaser. Should ATG choose not to pursue a business when offered, Purchaser may pursue such opportunity so so declined by ATG. All business opportunity offer or decline must be in writing within thirty days from receipt of proposal.

     14. ATG warrants that the SafGlas vitrification system provided hereunder will process low-level, nuclear, and/or hazardous wastes at a rate of not less than 330 lbs per hour. Notwithstanding the foregoing, ATG does not represent nor warrant that the process can accept every kind of low level radioactive, or hazardous material. On the other hand, ATG only warrants those materials listed on ATG's existing licenses as acceptable material suitable for treatment.

     15. ATG Asia agrees to hold ATG harmless and to protect, defend and indemnify ATG against losses and damages due to ATG Asia's negligence.

     16. ATG agrees to hold Purchaser harmless and to indemnify Purchaser for losses and damages due to ATG's negligence.

     17. Under this Agreement, ATG warrants that it has full authority and rights to all of its technology and processes, know-how, operating and safety procedures being operated presently at its facilities. ATG further warrants that it has full authority and rights to sell its technology, processes, designs, know-how and procedures to Purchaser. Commercial grade equipments from suppliers and vendors are not part of the technology transfer. ATG reserves the right to replace any commercial supplier and/or vendor in the future with comparable or better quality products.

     18. Neither party hereto shall sell, assign or in any manner transfer its interest, or any part thereof, in this Agreement without first obtaining the written consent of the other party or parties hereto. Such consent shall not be unreasonably withheld. ATG hereby acknowledges that from time to time a teaming partner is necessary in the local area to be brought in as part of the team, however, ATG must approve in writing such teaming partner/s of Purchaser.

     19. In the event of bankruptcy, dissolution or death of any parties hereto, this agreement shall immediately upon the occurrence thereof, cease and terminate with respect to the party thus affected. The successors, receivers, trustees or other legal representatives of the party thus affected shall cease to have any interest whatsoever in this agreement. In any such event the remaining party or parties shall have the right to carry out and complete the purpose of this Agreement.

     20. This agreement shall remain in effect unless terminated by ATG provided for in Section 5. The term of this agreement is five (5) years with an automatic extension of another five years at the end of the fifth year unless either party gives written notice of intention to terminate this agreement after the fifth year, in which event this agreement shall terminate thirty days from the date of mailing of such notice by either party.

     21. Should ATG or Purchaser materially default on any of its obligations under this agreement, in addition to legal remedies which may be available to it, the non defaulting party may at its sole option send to the defaulting party written notice of its intention to terminate this agreement. Upon such termination of the term of this agreement, all rights, duties and obligations of the parties hereunder shall terminate, except for those which may be prescribed by law through legal remedies which may be available to the non-defaulting party and as otherwise provided for herein and with the exception of any and all obligations of the parties which have heretofore accrued.

     22. In all activities hereunder, each party is an independent contractor and shall be solely responsible for all expenses incurred, including, without limitation, operation of its offices, sales and service staffs and activities, other than as herein provided.

     23. Upon the execution of this Agreement, any prior Agreement with any other party or person giving such entity or person any portion within the Exclusive Territory shall be terminated, so that Purchaser, under the name of ATG Asia Ltd., is the only authorized exclusive representative for ATG in the Exclusive Territory.

     24. This agreement shall be constructed and interpreted in accordance with the laws of the State of California.

     25. The terms and conditions set forth herein constitute the entire agreement between the parties and supersedes all prior agreements or arrangements, written or oral, between ATG and Purchaser. This agreement shall not be amended or changed or modified except by an instrument in writing referencing this agreement and executed by authorized agents of both parties.

     26. The parties hereto agree to work together to market the use of the ATG technology and systems for uses as outlined herein. If either party requests marketing support from the other, the parties agree to provide such support within reason and at their own expense. As part of said marketing support to be provided by ATG to Purchaser, ATG acknowledges and agrees that Purchaser shall have reasonable access to ATG premises. Such access will be permitted only during normal business hours and days of operation. An advance notice of at least five days will be required.

     27. Regent Star Ltd and ATG Asia Ltd, shall not compete with ATG outside of the Exclusive Territory, in the same business ATG presently offers. ATG shall not compete with Regent Star Ltd and ATG Asia Ltd within the Exclusive Territory in the same business ATG presently offers.

IN WITNESS WHEREOF, the parties herein have caused this Agreement to be executed by duly authorized representatives of both parties to be effective on the day and year first above written.


REGENT STAR LLC                              ATG, INC.


/s/ Francois Shih                            /s/ Doreen Chiu
--------------------------------             ---------------------------------
Francois Shih, President                     Doreen Chiu, President



ATG Asia, Ltd



/s/ Francois Shih
--------------------------------
Francois Shih, President

                                  ADDENDUM #1

                       TECHNOLOGY AND ROYALTY AGREEMENT

This Agreement is made this 29th day of January 1998 to cover the marketing of the copper tubing procurement from the Taiwan Power Company.

WHEREAS ATG has been working on this project since 1996. Regent Star and A TG Asia Ltd believe that they have technical and marketing know-how and can improve the success of the winning of the contract.

NOW THEREFORE, both parties agree to allow Regent Star and A TG Asia Ltd to represent ATG in Taiwan for the marketing of such project. ATG will pay ATG Asia Ltd a fee in the amount of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]% of its gross processing revenue, after deducting shipping and transportation costs. Such fee will be paid within five days upon the receipt of processing costs from Taiwan Power Company.

Both parties herein agree to the above terms and conditions of the copper tubing project for Taiwan Power Company.



______________________________
Francois Shih, President
Regent Star LLC



______________________________               ______________________________
Francois Shih, President                     Doreen Chiu, President
ATG Asia, Ltd                                ATG Inc

                  NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT


1. Parties. This nondisclosure Agreement, the "Agreement", is made and entered into as of this 30th day of September l997, between ATG, Inc., the "Disclosing Party", and Regent Star, the "Receiving Party".

2. Purpose of Agreement. The Disclosing Party intends to make certain disclosures, whether written, verbal and/or visual inspection, of Confidential Information, as defined below, to Receiving Party. This Agreement is intended to define the rights and duties of the parties with respect to such Confidential Information which may be revealed to Receiving Party by the Disclosing Party. All parties agree and acknowledge that this Agreement is supported by fair and reasonable consideration in money or monies worth, is governed exclusively by the laws of the United States of America, State of California, and that all parties hereto voluntarily consent to said jurisdiction and selected courts.

3. Confidential Information. For purposes of this Agreement the "Confidential Information" shall include:

     a. All information of a technical nature such as processes, know how, trade secrets, programs, formulae, machines, discoveries, inventories, techniques, studies, research projects, development plans, notes, memoranda, reports, records, manual drawings, photographs, videos, blueprints or other documents whether patentable or not relating to patent application and the resulting letters, patent and other intellectual property product(s);

     b.   Financial information;

     c. Customer and vendor lists, marketing plans and surveys and other marketing information; and,

     d. Other similar information which the Disclosing Party considers and treats as confidential.

Any "Confidential Information" provided in writing or print/reproduction form by the Disclosing Party shall be clearly marked as "Confidential". Any Information provided orally shall be considered as "Confidential Information".

4 Restrictions on Confidential Information. With respect to any Confidential Information disclosed to Receiving Party by the Disclosing Party:

     a. The Confidential Information shall not be further disclosed, to any person outside of Receiving Party's organization, and shall only be disclosed within Receiving Party's organization on a "need-to-know" basis to individuals who have been apprised of the confidential nature of the information and agree to be bound by the disclosure, use and copying restrictions set forth herein;

     b. The Confidential Information shall be treated according to the same internal security procedures and with the same degree of care regarding its secrecy and confidentiality as similar information of Receiving Party is treated within Receiving Party's organization;

     c. The Confidential Information shall remain the sole and exclusive property of the Disclosing Party. Nothing in this Agreement, nor actions of the parties hereto, shall be construed as granting a right or a license of any kind or nature, whether for use, application, duplication, research and development (R&D), or otherwise, by the Disclosing Party to Receiving Party with respect to any Confidential Information disclosed hereunder;

     d. The Confidential Information and all copies shall be immediately resumed to the Disclosing Party at the Disclosing Party's request and upon such request, such Confidential Information shall be returned no later than 24 hours after such request; provided, further that Receiving Party shall not make or keep any copies of any Confidential Information returned;

     e. Use or disclosure of Confidential Information by the directors, officers, employees, agents or representatives of a parent, subsidiary or an affiliate of Receiving Party shall be deemed the act of Receiving Party for purposes of this Agreement;

     f Receiving Party shall give notice to the Disclosing Party of any attempt via legal process to obtain any Confidential Information and agrees to cooperate with the Disclosing Party in defending against any such attempt.

5. Employee Obligations Receiving Party agrees to inform any employee or other person in Receiving Party's organization of the confidentiality obligations imposed by this Agreement, and to use its best efforts to require such employees to agree to be bound by the disclosure, use and copying restrictions set forth herein.

6.   Miscellaneous

     a. For breach hereof, the party hereto so wronged shall have all remedies for damages and claims arising thereby, whether such be legal or equitable.

     b. Captions in this Agreement are for ease of the reference only, and should not be considered in the construction of this Agreement.

     c. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes any prior or contemporaneous agreements, whether oral or written, between the parties regarding the same.

     d.   This Agreement may be modified only in writing signed by the parties.

     e. Failure by a party to enforce any provisions of this Agreement or to exercise any option hereof, is not to be construed as a present or future waiver of such provisions or option.

     f. The provisions of this Agreement are to be considered as severable, and in the event that any provision is held to be invalid or unenforceable, the parties intend the remaining provisions should remain in full force and effect.

     g.   There is no third party beneficiary to this Agreement.

     h. This Agreement expires seven (7) years from the last day of execution by the parties to this Agreement. Prior to expiration of this Agreement, Receiving Party shall, without any further action required on the part of Disclosing Party, return to Disclosing Party all Confidential Information and copies thereof.


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


       "Disclosing Party"                      "Receiving Party"

         ATG, INC.                      Name:    Regent Star LLC
                                             -----------------------------



By:  /s/ Doreen Chiu                    By:  /s/ Francois Shih
   -----------------------------            -------------------------------

Print Name: Doreen Chiu                 Print Name: Francois Shih
           ---------------------                   ------------------------

Title:     President                    Title:     President
           ---------------------                   ------------------------